                                                                    EXHIBIT 6(b)


                               Dealer Agreements
                               -----------------

                                                                    EXHIBIT 6(b)


                          THE PARKSTONE GROUP OF FUNDS
                        SEI INVESTMENTS DISTRIBUTION CO.
                    SUB-DISTRIBUTION AND SERVICING AGREEMENT
                    ----------------------------------------

                                 August __, 1998

Ladies and Gentlemen:

         SEI Investments Distribution Co., a Pennsylvania corporation (the "Distributor" or "SIDCO), serves as distributor of The Parkstone Group of Funds (the "Trust"), which is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust offers its shares ("Shares") to the public in accordance with the terms and conditions contained in the Prospectus of each portfolio of the Trust. The term "Prospectus" used herein refers to the prospectus on file with the Securities and Exchange Commission which is part of the registration statement of the Trust under the Securities Act of 1933 (the "Securities Act"). In connection with the foregoing you may serve as a participating dealer (and, therefore, accept orders for the purchase or redemption of Shares, respond to shareholder inquiries and perform other related functions) on the following terms and conditions:

         1. Participating Dealer. You are hereby designated a Participating Dealer and as such are authorized (i) to accept orders for the purchase of Investor A Shares (front-end sales charge) and Investor B Shares (contingent deferred sales charge) ("Shares") of the portfolios of the Trust and to transmit to the Trust such orders and the payment made therefor, (ii) to accept orders for the redemption of Shares and to transmit to the Trust such orders and all additional material, including any certificates for Shares, as may be required to complete the redemption, and (iii) to assist shareholders with the foregoing and other matters relating to their investments in the Trust and to the distribution of Shares, in each case subject to the terms and conditions set forth in the Prospectus for each portfolio of the Trust. You are to review each Share purchase or redemption order submitted through you or with your assistance for completeness and accuracy. You further agree that, if requested by the Distributor, you will undertake from time to time certain shareholder communication activities ("shareholder services"), as requested by the Distributor, for customers of yours ("Customers") who have purchased Shares. You may perform these duties yourself or subcontract them to a third party of your choice. These shareholder services may include one or more of the following services as determined by the Distributor: (i) responding to Customer inquiries relating to the services performed by you; (ii) responding to routine inquiries from Customers concerning their investments in Shares; and (iii) providing such other similar services as may be reasonably requested by the Distributor to the extent you are permitted to do so under applicable statutes, rules and regulations. In addition, you further agree to perform one or more of the following as may be requested from time to time by the Distributor: (i) establishing and maintaining accounts and records relating to Customers that invest in Shares, including taxpayer identification number certifications; (ii) processing dividend and distribution payments from the Trust on behalf of Customers; (iii) providing information periodically to Customers showing their positions in Shares and forwarding sales literature and advertising provided by the Distributor; (iv) arranging for bank wires; (v) providing subaccounting with respect to Shares owned of record or beneficially by Customers or providing the information to the Trust necessary for subaccounting; (vi) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; (vii) assisting in processing purchase, exchange and redemption requests from Customers and in placing such orders with the Trust's service contractors; and (viii) assisting Customers in changing dividend options, account designations and addresses. In performing the services described in this Agreement, you will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used your business or any personnel employed by you) as may be reasonably necessary or beneficial to provide such services.

         2. Execution of Orders for Purchases and Redemptions of Shares. All orders for the purchase of any Shares shall be executed at the then current public offering price per Share (i.e., the net asset value per Share plus the applicable sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per Share, plus any applicable redemption charge, in each case as described in the prospectuses for each portfolio of the Trust. The Trust and SIDCO reserve the right to reject any purchase request at their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis. The procedures relating to all orders and the handling of them will be subject to the terms of the prospectuses of the Trust and SIDCO's written instructions to you from time to time. Payments for Shares shall be made as specified in the applicable portfolio's prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable portfolio's prospectus or if an order for purchase, redemption, transfer or registration of Shares is changed or altered, the Trust and SIDCO reserve the right, without notice, to cancel the sale, redemption, transfer or registration and to hold you responsible for any loss sustained as a result thereof.

         3. Limitation of Authority. No person is authorized to make any representations concerning the Trust, any portfolio of the Trust, or the Shares except those contained in the Prospectus of each portfolio of the Trust and in such printed information as the Distributor may subsequently prepare. NO PERSON IS AUTHORIZED TO DISTRIBUTE ANY SALES MATERIAL RELATING TO THE TRUST WITHOUT THE PRIOR WRITTEN APPROVAL OF THE DISTRIBUTOR.

         4 Compensation. As compensation for the provision of the services described herein, you will look solely to the Distributor, and you acknowledge that the Trust shall have no direct responsibility for any compensation due to you. In addition to any sales charge payable to you by your customer pursuant to the schedule included in the current prospectuses for the portfolios of the Trust, the Distributor may pay you a fee for performing distribution services and/or shareholder services, as established by the Distributor from time to time in its sole discretion, and other compensation in the amounts and at the times as the Distributor may determine from time to time in its sole discretion, with respect to the average daily net asset value of the Shares owned of record or beneficially by your Customers for whom you are the dealer of record or the holder of record or with whom you have a servicing relationship as full payment for the services and facilities provided by you under this agreement. In no event will the fee for performing distribution services and/or shareholder services exceed .25% (25 basis points) of such average daily net assets. These fees will be computed daily and paid monthly. Fees with respect to Investor B shares owned by your customers (with the exception of any pre-paid service fees as described in each portfolio's prospectus) will accrue commencing on the first anniversary of the date of purchase of such shares. You acknowledge any compensation to be paid to you by the Distributor shall be paid from the Rule 12b-1 Plans or Service Plan adopted by the Trust and that to the extent the Distributor waives any payments to it from any Rule 12b-1 Plan or Service Plan the amounts payable to you will also be reduced.

         5. Prospectus and Reports. You agree to comply with the provisions contained in the Securities Act governing the distribution of prospectuses to persons to whom you offer Shares. You further agree to deliver, upon our request, copies of any amended Prospectuses of the Trust to purchasers whose Shares you are holding as record owner.

         6. Qualification to Act. You represent that you are either (a) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (b) a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, and have been duly authorized by proper corporate action to enter into this Agreement and to perform your obligations hereunder, evidence of which corporate action shall be properly maintained and made part of your corporate records. If you are a member of the NASD, your expulsion or suspension from the NASD will

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automatically terminate this Agreement on the effective date of such expulsion or suspension. If you are a bank, or a subsidiary or an affiliate of a bank, you represent that you possess the legal authority to perform the services contemplated by this Agreement without violating applicable banking laws and regulations, and this Agreement shall automatically terminate in the event that you no longer possess such authority. You agree that you will not offer Shares to persons in any jurisdiction in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the applicable registration or licensing requirements of such jurisdiction. If you are a member of the NASD, you agree that in performing the services under this Agreement, you at all times will comply with the Rules of Fair Practice of the NASD, including, without limitation, the provisions of Section 26 of such Rules and any other regulations or guidelines issued by the NASD. You agree that you will not combine customer orders to reach breakpoints in commissions for any purposes whatsoever unless authorized by the then current Prospectus in respect of Shares of a particular class or by us in writing. You also agree that you will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom. In determining the amount payable to you hereunder, we reserve the right to exclude any sales which we reasonably determine are not made in accordance with the terms of the Trust's Prospectuses and provisions of the Agreement.

         7. Blue Sky. The Trust has registered an indefinite number of Shares under the Securities Act. The Trust intends to register or qualify in certain states where registration or qualification is required. We will inform you as to the states or other jurisdictions in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states. You agree that you will offer Shares to your customers only in those states where such Shares have been registered, qualified, or an exemption is available. We assume no responsibility or obligation as to your right to sell Shares in any jurisdiction. We will file with the Department of State in New York a State Notice and a Further State Notice with respect to the Shares, if necessary.

         8. Authority of Trust and Participating Dealer. The Trust shall have full authority to take such action as it deems advisable in respect of all matters pertaining to the offering of its Shares, including the right not to accept any order for the purchase of Shares. You shall be deemed an independent contractor and not an agent of the Trust, for all purposes hereunder and shall have no authority to act for or represent the Trust. You will not act as an "underwriter" or "distributor" of shares, as those terms are used in the 1940 Act, the Securities Act of 1933, and rules and regulations promulgated thereunder.

         9. Recordkeeping. You will (i) maintain all records required by law to be kept by you relating to transactions in Shares and, upon request by the Trust, promptly make such records available to the Trust as the Trust may reasonably request in connection with its operations and (ii) promptly notify the Trust if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner. If you hold shares as a record owner for your customers, you will be responsible for maintaining all necessary books and customer account records which reflect their beneficial ownership of shares of the Trust, which records shall specifically reflect that you are holding Trust Shares as agent, custodian or nominee for your customers.

         10. Liability. The Distributor shall be under no liability to you except for lack of good faith and for obligations expressly assumed by them hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor or the Trust in any matter or in any respect. By your acceptance of this Agreement, you agree to and do release, indemnify and hold the Distributor and the Trust harmless from and against any and all liabilities, losses and costs (including reasonable attorneys' fees and expenses) arising from any direct or indirect actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or

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registration of Shares (or orders relating to the same) by or on behalf of
Customers. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or you of compliance with any provision of the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Advisors Act of 1940, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

         11. Amendment. This Agreement may be amended by written consent of both parties.

         12. Termination. This Agreement may be terminated by either party, without penalty, upon ten days' notice to the other party and shall automatically terminate in the event of its assignment (as defined in the Investment Company Act). This Agreement may also be terminated at any time by the Trust without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Distribution Agreement between the Trust and the Distributor or by the vote of a majority of the outstanding voting securities of the Trust.

         13. Communications. All communications to the Distributor should be sent to SEI Investments Distribution Co., Oaks, Pennsylvania 19456, Attention:
The Parkstone Group of Funds. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

         14. Severability and Governing Law. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. In addition, you acknowledge and agree that this Agreement has been entered into pursuant to Rule 12b-1 under the Investment Company Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us both copies of this Agreement.


                                    SEI INVESTMENTS DISTRIBUTION CO.


                                    ---------------------------------
                                            (Authorized Signature)
                                            President

Confirmed and accepted:

Firm Name:

By:
   --------------------------------
        (Authorized Signature)

Title:
      -----------------------------
Address:
        ---------------------------
Date:
     ------------------------------

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



                          THE PARKSTONE GROUP OF FUNDS
                        SEI INVESTMENTS DISTRIBUTION CO.
                    SUB-DISTRIBUTION AND SERVICING AGREEMENT

                                 August __, 1998

Gentlemen:

         SEI Investments Distribution Co., a Pennsylvania corporation (the "Distributor" or "SIDCO"), serves as distributor of The Parkstone Group of Funds (the "Trust"), which is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust offers its shares ("Shares") to the public in accordance with the terms and conditions contained in the Prospectus of each portfolio of the Trust. The term "Prospectus" used herein refers to the prospectus on file with the Securities and Exchange Commission which is part of the registration statement of the Trust under the Securities Act of 1933 (the "Securities Act"). In connection with the foregoing you may serve as a participating dealer (and, therefore, accept orders for the purchase or redemption of Shares, respond to shareholder inquiries and perform other related functions) on the following terms and conditions:

         1. Participating Dealer. You are hereby designated a Participating Dealer and as such are authorized (i) to accept orders for the purchase of Institutional Shares ("Shares") of the portfolios of the Trust and to transmit to the Trust such orders and the payment made therefor, (ii) to accept orders for the redemption of Shares and to transmit to the Trust such orders and all additional material, including any certificate for Shares, as may be required to complete the redemption, and (iii) to assist shareholders with the foregoing and other matters relating to their investments in the Trust and to the distribution of Shares, in each case subject to the terms and conditions set forth in the Prospectus for each portfolio of the Trust. You are to review each Share purchase or redemption order submitted through you or with your assistance for completeness and accuracy. You further agree that, if requested by the Distributor, you will undertake from time to time certain shareholder communication activities ("shareholder services"), as requested by the Distributor, for customers of yours ("Customers") who have purchased Shares. You may perform these duties yourself or subcontract them to a third party of your choice. These shareholder services may include one or more of the following services as determined by the Distributor: (i) responding to Customer inquiries relating to the services performed by you; (ii) responding to routine inquiries from Customers concerning their investments in Shares; and (iii) providing such other similar services as may be reasonably requested by the Distributor to the extent you are permitted to do so under applicable statutes, rules and regulations. In addition, you further agree to perform one or more of the following as may be requested from time to time by the Distributor: (i) establishing and maintaining accounts and records relating to Customers that invest in Shares, including taxpayer identification number certifications; (ii) processing dividend and distribution payments from the Trust on behalf of Customers; (iii) providing information periodically to Customers showing their positions in Shares and forwarding sales literature and advertising provided by the Distributor; (iv) arranging for bank wires; (v) providing subaccounting with respect to Shares owned of record or beneficially by Customers or providing the information to the Trust necessary for subaccounting; (vi) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers;
(vii) assisting in processing purchase, exchange and redemption requests from Customers and in placing such orders with the Trust's service contractors; and
(viii) assisting Customers in changing dividend options, account designations and addresses. In performing the services described in this Agreement, you will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used your business or any personnel employed by you) as may be reasonably necessary or beneficial to provide such services.

         2. Execution of Orders for Purchases and Redemptions of Shares. All orders for the purchase of any Shares shall be executed at the then current public offering price per Share (i.e., the net asset value per Share) and all orders for the redemption of any Shares shall be executed at the net asset value per Share, plus any applicable redemption charge, in each case as described in the prospectuses for each portfolio of the Trust. The Trust and SIDCO reserve the right to reject any purchase request at their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis. The procedures relating to all orders and the handling of them will be subject to the terms of the prospectuses of the Trust and SIDCO's written instructions to you from time to time. Payments for Shares shall be made as specified in the applicable portfolio's prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable portfolio's prospectus or if an order for purchase, redemption, transfer or registration of Shares is changed or altered, the Trust and SIDCO reserve the right, without notice, to cancel the sale, redemption, transfer or registration and to hold you responsible for any loss sustained as a result thereof.

         3. Limitation of Authority. No person is authorized to make any representations concerning the Trust, any portfolio of the Trust, or the Shares except those contained in the Prospectus of each portfolio of the Trust and in such printed information as the Distributor may subsequently prepare. NO PERSON IS AUTHORIZED TO DISTRIBUTE ANY SALES MATERIAL RELATING TO THE TRUST WITHOUT THE PRIOR WRITTEN APPROVAL OF THE DISTRIBUTOR.

         4. Compensation. As compensation for the provision of the services described herein, you will look solely to the Customer, and you acknowledge that the Trust and the Distributor shall have no direct responsibility for any compensation due to you.

         5. Prospectus and Reports. You agree to comply with the provisions contained in the Securities Act governing the distribution of prospectuses to persons to whom you offer Shares. You further agree to deliver, upon our request, copies of any amended Prospectuses of the Trust to purchasers whose Shares you are holding as record owner.

         6. Qualification to Act. You represent that you are either (a) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (b) a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, and have been duly authorized by proper corporate action to enter into this Agreement and to perform your obligations hereunder, evidence of which corporate action shall be properly maintained and made part of your corporate records. If you are a member of the NASD, your expulsion or suspension from the NASD will automatically terminate this Agreement on the effective date of such expulsion or suspension. If you are a bank, or a subsidiary or an affiliate of a bank, you represent that you possess the legal authority to perform the services contemplated by this Agreement without violating applicable banking laws and regulations, and this Agreement shall automatically terminate in the event that you no longer possess such authority. You agree that you will not offer Shares to persons in any jurisdiction in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the applicable registration or licensing requirements of such jurisdiction. If you are a member of the NASD, you agree that in performing the services under this Agreement, you at all times will comply with the Rules of Fair Practice of the NASD, including, without limitation, the provisions of Section 26 of such Rules and any other regulations or guidelines issued by the NASD. You agree that you will not combine customer orders to reach breakpoints in commissions for any purposes whatsoever unless authorized by the then current Prospectus in respect of Shares of a particular class or by us in writing. You also agree that you will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom. In determining the amount payable to you hereunder, we reserve the right to exclude any sales which we reasonably determine are not made in accordance with the terms of the Trust's Prospectuses and provisions of the Agreement.

         7. Blue Sky. The Trust has registered an indefinite number of Shares under the Securities Act. The Trust intends to register or qualify in certain states where registration or qualification is required. We will inform you as to the states or other jurisdictions in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states. You agree that you will offer Shares to your customers only in those states where such Shares have been registered, qualified, or an exemption is available. We assume no responsibility or obligation as to your right to sell Shares in any jurisdiction. We will file with the Department of State in New York a State Notice and a Further State Notice with respect to the Shares, if necessary.

         8. Authority of Trust and Participating Dealer. The Trust shall have full authority to take such action as it deems advisable in respect of all matters pertaining to the offering of its Shares, including the right not to accept any order for the purchase of Shares. You shall be deemed an independent contractor and not an agent of the Trust, for all purposes hereunder and shall have no authority to act for or represent the Trust. You will not act as an "underwriter" or "distributor" of shares, as those terms are used in the 1940 Act, the Securities Act of 1933, and rules and regulations promulgated thereunder.

         9. Recordkeeping. You will (i) maintain all records required by law to be kept by you relating to transactions in Shares and, upon request by the Trust, promptly make such records available to the Trust as the Trust may reasonably request in connection with its operations and (ii) promptly notify the Trust if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner. If you hold shares as a record owner for your customers, you will be responsible for maintaining all necessary books and customer account records which reflect their beneficial ownership of shares of the Trust, which records shall specifically reflect that you are holding Trust Shares as agent, custodian or nominee for your customers.

         10. Liability. The Distributor shall be under no liability to you except for lack of good faith and for obligations expressly assumed by them hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor or the Trust in any matter or in any respect. By your acceptance of this Agreement, you agree to and do release, indemnify and hold the Distributor and the Trust harmless from and against any and all liabilities, losses and costs (including reasonable attorneys' fees and expenses) arising from any direct or indirect actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same) by or on behalf of Customers. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or you of compliance with any provision of the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Advisors Act of 1940, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

         11. Amendment. This Agreement may be amended by written consent of both parties.

         12. Termination. This Agreement may be terminated by either party, without penalty, upon ten days' notice to the other party and shall automatically terminate in the event of its assignment (as defined in the Investment Company Act). This Agreement may also be terminated at any time by the Trust without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Distribution Agreement between the Trust and the Distributor or by the vote of a majority of the outstanding voting securities of the Trust.

         13. Communications. All communications to the Distributor should be sent to SEI Investments Distribution Co., Oaks, Pennsylvania 19456, Attention:
The Parkstone Group of Funds. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

         14. Severability and Governing Law. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. In addition, you acknowledge and agree that this Agreement has been entered into pursuant to Rule 12b-1 under the Investment Company Act, and is subject to



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



the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.










         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us both copies of this Agreement.


                                    SEI INVESTMENTS DISTRIBUTION CO.


                                    ---------------------------------
                                    (Authorized Signature)
                                    President


Confirmed and accepted:
Firm Name:

By:
   -------------------------------
         (Authorized Signature)

Title:
      ----------------------------

Address:

Date:
     -----------------------------


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